UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒       Preliminary Information Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
☐       Definitive Information Statement

GRYPHON RESOURCES, INC.
(Name of Registrant As Specified In Chapter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Schedule 14C - Information Statement	Page 2

Preliminary Copy
GRYPHON RESOURCES, INC.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders:  April ____, 2009

1313 Maple Street
Suite 201 - 462
Bellingham, Washington
98225
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.    Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Gryphon in connection with the prior approval by the board of directors of Gryphon, and receipt by the board of approval by written consent of the holders of a majority of Gryphon’s outstanding shares of common stock, of a resolution to,

1.
amend Article #3 of the Articles of Incorporation of Gryphon Resources, Inc. by increasing the authorized capital from 100,000,000 shares to 400,000,000 shares of common stock with a par value of $0.001 per share;

(the “Resolution”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Gryphon provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 3, 2009, the board of directors of Gryphon approved and recommended the Resolution.  Subsequently, the holders of a majority of the voting power signed and delivered to Gryphon written consents approving the Resolution, in lieu of a meeting.  Since the holders of the required majority of shares of common stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Gryphon has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about May ____, 2009.

This Information Statement is dated April ____, 2009 and is first being mailed to stockholders on or about April ____, 2009.  Only shareholders of record at the close of business on April 3, 2009 are entitled to notice of the Resolution and to receive this Information Statement.

Gryphon Resources, Inc.

Schedule 14C - Information Statement	Page 3

Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of Gryphon to increase the authorized capital is being made, in part, to provide Gryphon with more flexibility and opportunities to conduct equity financings.

Presently, Gryphon does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the increase in the authorized capital is to provide Gryphon with more flexibility and opportunities to conduct equity financings, and not to construct or enable any anti-takeover defense or mechanism on behalf of Gryphon.  Although the increase of the authorized capital could, under certain circumstances, have an anti-takeover effect, the Resolution is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of Gryphon’s common stock or obtain control of Gryphon.

Other than the Resolution, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Gryphon.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, Gryphon currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Gryphon has no anti-takeover mechanisms present in its governing documents or otherwise.  Gryphon confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Management is not aware of any provisions of Gryphon’s Articles of Incorporation and Bylaws that may have anti-takeover effects, which would make it more difficult for or preventing a third party from acquiring control of Gryphon or changing its Board of Directors and management.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Gryphon nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolution.

c.	Voting Securities and Principal Holders Thereof

As of April 3, 2009, there were 96,525,000 outstanding shares of common stock of Gryphon, each of which was entitled to one vote for the purpose of approving the Resolution.  Stockholders of record at the close of business on April 3, 2009 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Gryphon confirms that there are no convertible securities in existence that are convertible into shares of common stock.

Gryphon Resources, Inc.

Schedule 14C - Information Statement	Page 4

(i)         Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Gryphon, the following table sets forth all persons beneficially owning more than 5% of the common stock of Gryphon as at April 3, 2009.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]

shares of common stock	Serdar Kirmizioglu 1313 East Maple Street, Suite 102 - 462 Bellingham, Washington, 98225	48,750,000	50.5%

[1]  Based on 96,525,000 shares of common stock issued and outstanding as of April 3, 2009.

(ii)         Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]

shares of common stock	Serdar Kirmizioglu 1313 East Maple Street, Suite 102 - 462 Bellingham, Washington, 98225	48,750,000	50.5%

shares of common stock	Directors and Executive Officers (as a group)	48,750,000	50.5%

[1]  Based on 96,525,000 shares of common stock issued and outstanding as of April 3, 2009.

(iii)         Changes in Control

Gryphon is not aware of any arrangement that may result in a change in control of Gryphon.

Item 2.    Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.    Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Gryphon’s outstanding shares of common stock approved the Resolution on April 3, 2009.   At that time and as of the date of this Information Statement, Serdar Kirmizioglu has a direct beneficial ownership in 48,750,000 shares of common stock in the capital of Gryphon.

Management has not received any notice of opposition to the Resolution.

Gryphon Resources, Inc.

Schedule 14C - Information Statement	Page 4

Item 4.    Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

Dated: April ___, 2009	/s/ Serdar Kirmizioglu
Serdar Kirmizioglu – President & CEO

Gryphon Resources, Inc.